EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-272444, 333-226015, 333-218543 and 333-160450) of Cognizant Technology Solutions Corporation of our report dated February 14, 2024, relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 14, 2024